Exhibit 99 (a)

Bank of Granite — C O R P O R A T I O N — NEWS FOR IMMEDIATE RELEASE:	NEWS July 29, 2009
BANK OF GRANITE CORPORATION
REPORTS SECOND QUARTER RESULTS
GRANITE FALLS, NORTH CAROLINA—Bank of Granite Corporation (NASDAQ: GRAN) reported a net loss of $4.52 million, or $0.29 per share, for the quarter ended June 30, 2009, compared to a net loss of $3.36 million, or $0.22 per share, reported for the second quarter of 2008. For the six months ended June 30, 2009, the Company reported a net loss of $8.75 million, or $0.57 per share, compared to a net loss of $1.65 million, or $0.11 per share, for the comparable period of 2008.
The Company continued to operate in a very difficult economic environment in the six months ended June 30, 2009. Unemployment continued to rise throughout the Company’s footprint, and the effect was evidenced in the declining ability of small businesses to service their debt. Real estate sales activity has slowed dramatically which has caused a continued decline in real estate values. Additionally, the Company has taken an aggressive position on resolving problem loan issues. Short-sale and other asset disposition activities have resulted in continued elevated credit loss costs and charge-off levels. Such activity has been significant in the reduction of loans by approximately $75.7 million in the period.
The Company’s earnings decreased in both the three and six-month periods ended June 30, 2009 when compared to the same periods in 2008, primarily due to decreases in interest and fee income from loans. The decline in loan income was principally due to the continuing impact of the Federal Reserve Bank’s reduction of overnight rates through January 2009 as well as higher levels of nonperforming assets. The decline in loan loss provisions was partially offset by the decrease in net interest income for the same periods compared to 2008. Income tax benefits relating to the net losses for the first two quarters of 2009 were not recorded. The most significant regulatory impact to the Company has been elevated FDIC assessments, which totaled $2.4 million for the six-month period, including a special assessment of all banks in the second quarter that totaled $520 thousand for the Company.
Scott Anderson, CEO, said, “The recessionary costs cited above continue to outweigh the areas of improvement we see. While operating results continue to disappoint, we are making progress. Our personnel costs are down almost $1 million compared to the first six months of 2008. Our banking subsidiary’s net interest margin improved for the first quarter in a year.” Anderson continued, “We are encouraged that a reduction in early stage delinquencies may be an indication of a slowdown in new problem loans. That said, the economic headwinds prevent too much optimism. Lastly, the improvement of the Company’s capital position is a challenge that we are pursuing daily.”
As of June 30, 2009, consolidated total assets were $1.11 billion, total loans were $0.87 billion, and total deposits were $0.97 billion. Nonperforming assets increased to $60.00

PO Box 128 Granite Falls, NC 28630	www.bankofgranite.com

million as of June 30, 2009 compared to $57.51 million as of December 31, 2008 and $42.10 million as of June 30, 2008. The Company’s and its banking subsidiary’s leverage and Tier I risk-based capital ratios met the regulatory capital measures of “well” capitalized as of June 30, 2009. For the total risk-based capital ratio measure, the Company and its banking subsidiary ended the quarter with capital ratios of 8.74% and 8.41%, respectively, as compared to the 8% threshold needed to be categorized as “adequately” capitalized. The banking subsidiary continues the process of restructuring its balance sheet to reduce its risk-weighted assets with a goal of improving its total risk- based capital position as quickly as possible.
Bank of Granite Corporation’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “GRAN.” Bank of Granite Corporation is the parent company of Bank of Granite. Bank of Granite operates twenty-two full-service banking offices in eight North Carolina counties—Burke, Caldwell, Catawba, Forsyth, Iredell, Mecklenburg, Watauga, and Wilkes, as well as a loan production office in Guilford County.
Please see the attached supplemental “Financial Data” tables.
Contacts for this release:
Scott Anderson, Chief Executive Officer, 828.345.6866 or sanderson@bankofgranite.com
Jerry Felts, Chief Operating Officer, 828.322.5343 or jfelts@bankofgranite.com
Disclosures about Forward Looking Statements
The discussions included in this document contain statements that may be deemed forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from these statements. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by certain factors, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel, and general economic conditions. For additional factors that could affect the matters discussed in forward looking statements, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
* * * * *

Bank of Granite Corporation
Selected Financial Data

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands except per share data)	2009	2008	% change	2009	2008	% change
Consolidated earnings summary:
Interest income, taxable equivalent	$13,122	$17,254	-23.9%	$27,276	$36,355	-25.0%
Interest expense	5,582	7,190	-22.4%	12,053	15,801	-23.7%

Net interest income, taxable equivalent	7,540	10,064	-25.1%	15,223	20,554	-25.9%
Taxable equivalent adjustment (1)	35	182	-80.8%	196	379	-48.3%

Net interest income	7,505	9,882	-24.1%	15,027	20,175	-25.5%
Loan loss provision	4,333	8,445	-48.7%	8,103	9,856	-17.8%
Noninterest income	3,302	3,103	6.4%	4,787	6,381	-25.0%
Noninterest expense benefit	10,995	10,409	5.6%	20,457	20,068	1.9%

Loss before income tax	(4,521)	(5,869)	-23.0%	(8,746)	(3,368)	159.7%
Income tax benefit	—	(2,507)	-100.0%	—	(1,721)	-100.0%

Net loss	$(4,521)	$(3,362)	34.5%	$(8,746)	$(1,647)	431.0%

Loss per share — Basic	$(0.29)	$(0.22)	31.8%	$(0.57)	$(0.11)	418.2%
Loss per share — Diluted	(0.29)	(0.22)	31.8%	(0.57)	(0.11)	418.2%
Tangible book value per share	4.18	6.38	-34.5%	4.18	6.38	-34.5%

Average shares — Basic	15,454	15,446	0.1%	15,454	15,442	0.1%
Average shares — Diluted	15,454	15,446	0.1%	15,454	15,442	0.1%

Consolidated balance sheet data at June 30:
Total assets				$1,107,504	$1,187,696	-6.8%
Total deposits				974,604	982,213	-0.8%
Loans (gross)				872,459	955,497	-8.7%
Stockholders’ equity				64,750	109,458	-40.8%

Consolidated average balance sheet data:
Total assets	$1,138,662	$1,205,959	-5.6%	$1,153,163	$1,210,053	-4.7%
Total deposits	991,904	989,560	0.2%	997,642	989,093	0.9%
Loans (gross)	899,705	958,754	-6.2%	919,225	953,743	-3.6%
Stockholders’ equity	70,100	115,545	-39.3%	72,266	116,613	-38.0%

Consolidated performance ratios:
Return on average assets*	-1.59%	-1.12%		-1.53%	-0.27%
Return on average equity*	-25.87%	-11.70%		-24.41%	-2.84%
Net interest margin*	2.83%	3.66%		2.84%	3.73%
Efficiency ratio (2)	101.41%	79.05%		102.23%	74.51%

Consolidated asset quality data and ratios:
Nonaccruing loans				$38,531	$39,629	-2.8%
Restructured loans				5,679	—	n/a
Accruing loans 90 days past due				355	297	19.5%

Nonperforming loans				44,565	39,926	11.6%
Foreclosed properties				15,437	2,172	610.7%

Nonperforming assets				60,002	42,098	42.5%

Allowance for loan losses				22,787	18,833	21.0%

Loans charged off				12,578	10,701	17.5%
Recoveries of loans charged off				2,456	2,005	22.5%

Net loan charge-offs				10,122	8,696	16.4%

Net charge-offs to average loans*				2.22%	1.83%
Nonperforming loans to total assets				4.02%	3.36%
Allowance coverage of nonperforming loans				51.13%	47.17%
Allowance for loan losses to gross loans				2.61%	1.97%
Allowance for loan losses to net loans				2.68%	2.01%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$7,245	$9,003	-19.5%	$13,704	$18,546	-26.1%
Loan loss provision	4,309	8,421	-48.8%	8,055	9,820	-18.0%
Noninterest income	2,905	2,117	37.2%	4,250	4,352	-2.3%
Noninterest expense	9,779	8,421	16.1%	17,038	16,268	4.7%
Income tax (benefit)	—	(2,539)	-100.0%	—	(1,828)	-100.0%
Net loss	(3,938)	(3,183)	23.7%	(7,139)	(1,362)	424.2%

Granite Mortgage
Net interest income	$266	$996	-73.3%	$1,328	$1,838	-27.7%
Loan loss provision	24	24	0.0%	48	36	33.3%
Noninterest income	225	986	-77.2%	849	2,029	-58.2%
Noninterest expense	1,123	1,878	-40.2%	3,300	3,563	-7.4%
Income taxes	—	32	-100.0%	—	107	-100.0%
Net income (loss)	(656)	48	n/m	(1,171)	161	-827.3%

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

Bank of Granite Corporation
Supplemental Quarterly Financial Data

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(In thousands except per share data)	2009	2009	2008	2008	2008
Consolidated earnings summary:
Interest income, taxable equivalent	$13,122	$14,154	$14,751	$16,537	$17,254
Interest expense	5,582	6,471	7,071	6,881	7,190

Net interest income, taxable equivalent	7,540	7,683	7,680	9,656	10,064
Taxable equivalent adjustment (1)	35	161	171	170	182

Net interest income	7,505	7,522	7,509	9,486	9,882
Loan loss provision	4,333	3,770	16,791	3,581	8,445
Noninterest income	3,302	1,485	1,503	2,494	3,103
Noninterest expense	10,995	9,462	20,131	8,775	10,409

Loss before income taxes (benefit)	(4,521)	(4,225)	(27,910)	(376)	(5,869)
Income taxes (benefit)	—	—	6,423	(105)	(2,507)

Net loss	$(4,521)	$(4,225)	$(34,333)	$(271)	$(3,362)

Loss per share — Basic	$(0.29)	$(0.27)	$(2.22)	$(0.02)	$(0.22)
Loss per share — Diluted	(0.29)	(0.27)	(2.22)	(0.02)	(0.22)
Tangible book value per share	4.18	4.51	4.79	6.33	6.38

Average shares — Basic	15,454	15,454	15,454	15,454	15,446
Average shares — Diluted	15,454	15,454	15,454	15,454	15,446

Consolidated ending balance sheet data:
Total assets	$1,107,504	$1,164,369	$1,146,955	$1,159,917	$1,187,696
Total deposits	974,604	1,009,593	991,822	969,172	982,213
Loans (gross)	872,459	913,277	948,149	951,665	955,497
Stockholders’ equity	64,750	69,812	74,170	108,673	109,458

Consolidated average balance sheet data:
Total assets	$1,138,662	$1,167,664	$1,157,189	$1,181,505	$1,205,959
Total deposits	991,904	1,003,380	971,033	980,633	989,560
Loans (gross)	899,705	938,745	956,981	958,033	958,754
Stockholders’ equity	70,100	74,432	109,178	110,616	115,545

Consolidated performance ratios:
Return on average assets*	-1.59%	-1.47%	-11.80%	-0.09%	-1.12%
Return on average equity*	-25.87%	-23.02%	-125.10%	-0.97%	-11.70%
Net interest margin*	2.83%	2.85%	2.87%	3.56%	3.66%
Efficiency ratio (2)	101.41%	103.21%	219.22%	72.22%	79.05%

Consolidated asset quality data and ratios:
Nonaccruing loans	$38,531	$37,881	$50,591	$51,132	$39,629
Restructured loans	5,679	5,409	—	—	—
Accruing loans 90 days past due	355	434	114	466	297

Nonperforming loans	44,565	43,724	50,705	51,598	39,926
Foreclosed properties	15,437	17,567	6,805	3,237	2,172

Nonperforming assets	60,002	61,291	57,510	54,835	42,098

Allowance for loan losses	22,787	26,485	24,806	21,553	18,833

Loans charged off	9,673	2,905	14,303	1,711	6,097
Recoveries of loans charged off	1,642	814	763	851	1,026

Net loan charge-offs	8,031	2,091	13,540	860	5,071

Net charge-offs to average loans*	3.58%	0.90%	5.63%	0.36%	2.13%
Nonperforming loans to total assets	4.02%	3.76%	4.42%	4.45%	3.36%
Allowance coverage of nonperforming loans	51.13%	60.57%	48.92%	41.77%	47.17%
Allowance for loan losses to gross loans	2.61%	2.90%	2.62%	2.26%	1.97%
Allowance for loan losses to net loans	2.68%	2.99%	2.69%	2.32%	2.01%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$7,245	$6,459	$6,928	$8,871	$9,003
Loan loss provision	4,309	3,746	16,767	3,556	8,421
Noninterest income	2,905	1,345	1,288	2,348	2,117
Noninterest expense	9,779	7,259	18,627	6,878	8,421
Income taxes (benefit)	—	—	6,645	25	(2,539)
Net income (loss)	(3,938)	(3,201)	(33,823)	760	(3,183)

Granite Mortgage
Net interest income	$266	$1,062	$617	$703	$996
Loan loss provision	24	24	24	25	24
Noninterest income	225	624	682	849	986
Noninterest expense	1,123	2,177	1,455	1,852	1,878
Income taxes (benefit)	—	—	(222)	(130)	32
Net income (loss)	(656)	(515)	42	(195)	48

*	Annualized based on number of days in the period.

(1)	Yields and interest income on tax-exempt investments have been adjusted to tax equivalent basis using a 35% tax rate.

(2)	Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

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